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                                                                    EXHIBIT 23.2


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 10, 2001 included in 4-D Neuroimaging's Form 10-K for the year ended September 30, 2000.


/s/ ARTHUR ANDERSEN LLP
San Diego, California
January 25, 2001